Exhibit 99.1

Cyclacel Pharmaceuticals, Inc.

CYCLACEL PHARMACEUTICALS ANNOUNCES PROPOSED PUBLIC OFFERING OF COMMON STOCK

Berkeley Heights, NJ, March 3, 2015 - Cyclacel Pharmaceuticals, Inc. (NASDAQ: CYCC, NASDAQ: CYCCP; "Cyclacel" or the "Company"), a biopharmaceutical company developing oral therapies that target the various phases of cell cycle control for the treatment of cancer and other serious disorders, today announced that it intends to offer shares of common stock in a public offering. H.C. Wainwright & Co., LLC will serve as the sole book runner for the offering. While the offering is expected to price before 9:30 am EST on March 4, 2015, the offering is subject to market conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

The offering will be made in the United States only by means of a prospectus supplement and an accompanying prospectus filed as part of an effective “shelf” registration statement filed with the Securities and Exchange Commission on Form S-3 (File No. 333-187801), which was declared effective by the United States Securities and Exchange Commission, or the SEC, on April 22, 2013. Copies of the prospectus supplement and accompanying prospectus, when available, can be obtained by request at H.C. Wainwright & Co., LLC by contacting by telephone at (212) 356-0530 or by e-mail at placements@hcwco.com.

Before investing in the offering, you should read in their entirety the prospectus supplement and the accompanying prospectus and the other documents that Cyclacel has filed with the SEC that are incorporated by reference in the prospectus supplement and the accompanying prospectus, which provide more information about Cyclacel and the offering.

This press release shall not constitute an offer to sell, or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. Additional information can be found in the Company’s filings with the SEC available at www.sec.gov and on the Company's website at www.cyclacel.com.

About Cyclacel Pharmaceuticals, Inc.

Cyclacel is a biopharmaceutical company developing oral therapies that target the various phases of cell cycle control for the treatment of cancer and other serious diseases. Sapacitabine, Cyclacel's most advanced product candidate, is the subject of SEAMLESS, a Phase 3 trial, which has completed enrollment and is being conducted under an SPA with the FDA as front-line treatment for acute myeloid leukemia (AML) in the elderly, and other studies for myelodysplastic syndromes (MDS) and chronic lymphocytic leukemia (CLL). Cyclacel’s pipeline includes an oral regimen of seliciclib in combination with sapacitabine in a Phase 1 study of patients with Homologous Recombination (HR) repair-deficient breast, ovarian and pancreatic cancers, including gBRCA positive tumors, and CYC065, a novel CDK 2/9 inhibitor, with potential utility in both hematological malignancies and solid tumors. Cyclacel's strategy is to build a diversified biopharmaceutical business focused in hematology and oncology based on a development pipeline of novel drug candidates. Please visit www.cyclacel.com for additional information.

☑	200 Connell Drive, Suite 1500, Berkeley Heights, NJ 07922 USA T: +1 (908) 517 7330 F: +1 (866) 271 3466
☐	Dundee Technopole, James Lindsay Place, Dundee, DD1 5JJ, UK Tel +44 1382 206 062 Fax +44 1382 206 067

www.cyclacel.com – info@cyclacel.com

Forward-looking Statements

This news release contains certain forward-looking statements that involve risks and uncertainties that could cause actual results to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. Such forward-looking statements include statements regarding, among other things, statements regarding the proposed public offering, the efficacy, safety and intended utilization of Cyclacel's product candidates, the conduct and results of future clinical trials, plans regarding regulatory filings, future research and clinical trials and plans regarding partnering activities. Factors that may cause actual results to differ materially include the risk that product candidates that appeared promising in early research and clinical trials do not demonstrate safety and/or efficacy in larger-scale or later clinical trials, trials may have difficulty enrolling, Cyclacel may not obtain approval to market its product candidates, the risks associated with reliance on outside financing to meet capital requirements, and the risks associated with reliance on collaborative partners for further clinical trials, development and commercialization of product candidates. You are urged to consider statements that include the words "may," "will," "would," "could," "should," "believes," "estimates," "projects," "potential," "expects," "plans," "anticipates," "intends," "continues," "forecast," "designed," "goal," or the negative of those words or other comparable words to be uncertain and forward-looking. For a further list and description of the risks and uncertainties the Company faces, please refer to our most recent Annual Report on Form 10-K and other periodic and other filings we file with the Securities and Exchange Commission and are available at www.sec.gov. Such forward-looking statements are current only as of the date they are made, and we assume no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts for Cyclacel Pharmaceuticals, Inc.

Company: Paul McBarron, (908) 517-7330, pmcbarron@cyclacel.com

Investor Relations: Russo Partners LLC, Robert Flamm, (212) 845-4226, robert.flamm@russopartnersllc.com

© Copyright 2015 Cyclacel Pharmaceuticals, Inc. All Rights Reserved. The Cyclacel logo and Cyclacel® are trademarks of Cyclacel Pharmaceuticals, Inc.